UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under Exchange Act Rule 14a-12

VECTREN CORPORATION

(Name of Registrant as Specified In Its Charter)

CENTERPOINT ENERGY, INC.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CENTERPOINT ENERGY INVESTOR UPDATE Business Outlook and Merger Review June 13, 2018 Exhibit 99.1

Cautionary Statement This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs and rate base or customer growth) and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our intentions with respect to our proposed acquisition of Vectren Corporation (“Vectren”) (the “Merger”) (including potential strategic opportunities, growth and capabilities of the combined company), our ownership interest in Enable Midstream Partners, LP (“Enable”) (including Enable’s expectations for equity issuances and our potential restructuring of CERC Corp.), growth and guidance (including earnings, dividend and core operating income growth), future financing plans and expectation for liquidity and capital resources and expenditures, anticipated credit ratings, outlooks and other metrics (including adjusted funds from operations to debt) and Energy Services’s guidance operating income target for 2018, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Risks Related to the Merger Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers and (14) the diversion of management time and attention on the proposed transactions. The foregoing list of factors is not all inclusive because it is not possible to predict all factors. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions and other factors described in CenterPoint Energy’s Form 10-K for the year ended December 31, 2017 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings,” CenterPoint Energy’s Form 10-Q for the quarter ended March 31, 2018 under “Risk Factors” and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov. Slide 9 is derived from Enable’s investor presentation as presented during its Q1 2018 earnings call dated May 2, 2018. This slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available at http://investors.enablemidstream.com. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website.

Additional Information Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), including presentation of net income and diluted earnings per share, the Company also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. The Company’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business. The Company is unable to present a quantitative reconciliation of forward-looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business are not estimable. Management evaluates the Company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. Management believes the adjustments made in these non-GAAP financial measures exclude or include items, as applicable, to most accurately reflect the Company’s business performance. The Company’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income, diluted earnings per share and net cash provided by operating activities, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Additional Information and Where to Find It In connection with the proposed transactions, Vectren expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.   Participants in the Solicitation CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.

Agenda CenterPoint Energy Vision and Strategy Business Segment Review Electric Transmission and Distribution Natural Gas Distribution Energy Services Midstream Investments CenterPoint Energy – Vectren Merger Operations Overview Strategic Rationale Financing Plan

CenterPoint Vision and Strategy Our Vision: Lead the nation in delivering energy, service and value We are a premier U.S. energy delivery company Delivering energy is CenterPoint Energy’s core business Delivering service and value applies to all stakeholders Our Strategy: Operate, Serve, Grow Ensure safe, reliable, efficient and environmentally responsible energy delivery businesses Utilize new and innovative technology to enhance performance Add value to energy delivery through superior customer service, new technology and innovation Provide leadership in the communities we serve Develop a diverse and capable employee base Invest in core energy delivery businesses Deliver new products and services

Electric Transmission and Distribution Highlights TDU core operating income was $99 million in Q1 2018 compared to $66 million in Q1 2017 Added almost 40,000 electric customers year over year Completed construction on and energized the Brazos Valley Connection Project in March 2018, ahead of schedule and at capital cost within the estimated range in the PUCT’s original order Throughput increased 4.7% from Q1 2017 to Q1 2018 Revised TCOS filing originally approved in November 2017 to address certain impacts of tax reform and filed a May 2018 TCOS filing DCRF filed with the PUCT in April addresses certain impacts of tax reform and the increased distribution capital investment since our last filing TCOS – Transmission Cost of Service; PUCT – Texas Public Utility Commission; DCRF – Distribution Cost Recovery Factor

Natural Gas Distribution Highlights Natural Gas Distribution operating income was $156 million in Q1 2018 compared to $168 million in Q1 2017 Added more than 31,000 natural gas distribution customers year over year Minnesota PUC approved rate case settlement Decoupling made a permanent part of the tariff PUC – Public Utility Commission; FRP – Formula Rate Plan; PBRC – Performance Based Rate Change; GRIP – Gas Reliability Infrastructure Program Addresses certain impacts of tax reform Filed an Arkansas FRP, Oklahoma PBRC and Beaumont/East Texas and Texas Gulf GRIPs

Adjusted Operating Income Operating income was $54 million in Q1 2018 compared to $20 million in Q1 2017, excluding a mark-to-market loss of $80 million and gain of $15 million, respectively Successful integration of recent acquisitions have resulted in commercial opportunities and improved financial performance Energy Services Highlights Continuum Close (April 1, 2016) AEM Close (January 3, 2017) Adjusted Operating Income(1) (in millions) (1)Excludes mark-to-market gains and (losses) as follows: 2015: $4 million; 2016: ($21 million); 2017: $79 million (2) Current as of May 4, 2018, as provided on our Q1 2018 earnings call 2018 Operating Income Projection As a result of this performance, we are adjusting the Energy Services 2018 target operating income from $55 - $65 million to $70 - $80 million(2) Energy Services’ 2019 operating income is anticipated to grow based on 2018 performance

Midstream Investments Highlights Record quarterly natural gas gathered volumes, processed volumes, natural gas liquids production and intrastate transported volumes(1) 40 rigs are currently drilling wells to be connected to Enable’s gathering and processing systems(2) Enable does not expect to access the equity markets in 2018 Increased Enable forecast for 2018 net income attributable to common units to $375 - $445 million; translates to $0.44 to $0.51 in CenterPoint guidance basis EPS Source: All information is per Enable’s 1st quarter 2018 earnings presentation dated May 2, 2018 (1) Since Enable’s formation in May 2013 (2) Per Drillinginfo as of April 25, 2018

CenterPoint and Vectren Merger

Post-Merger CenterPoint at a Glance(1)
7+ million customers


MN
SD
WI
MI
NE
IA
IN
OH
IL
KS
MO
KY
AR
TN
OK
MS
AL
TX
LA
CNP Natural Gas Distribution
CNP Gas & Electric Distribution
VVC Natural Gas Distribution
VVC Gas & Electric Distribution
Regulated Generation
Corporate HQ
Natural Gas Utilities & Indiana Electric HQ

Electric Utility Services

- Electric transmission and distribution operations with ~2.4 million metered customers across ~5,000 sq miles in and around Houston, Texas
- Electric generation, transmission, and distribution to ~145,000 metered customers in southwestern Indiana

Gas Utility Services

- Regulated gas distribution jurisdictions in eight states with ~4.5 million customers

Non Rate-Regulated Businesses

- CenterPoint Energy Services (CES) serves ~31,000(2) commercial and industrial customers across 33 states
- Vectren's Infrastructure Services division is a major US provider of underground construction and repair services to LDCs and pipelines
- Vectren's Energy Services division provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects

(1) Operational data based on information as of December 31, 2017
(2) Does not include approximately 72,000 natural gas customers as of December 31, 2017 that are under residential and small commercial choice programs invoiced by their host utility

11

CenterPoint – Vectren Combined Business Profile Combined 2017 Operating Income and Equity Earnings(1) 5% (Other) Post-merger Increased percentage of regulated earnings provides greater confidence in long-term earnings Vectren infrastructure services (part of Vectren “Other”) driven primarily by infrastructure enhancement projects across the LDC market Midstream relative contribution has decreased (1) Excludes transition bonds and mark-to-market Combined Company:

CenterPoint – Vectren Merger Strategic Rationale Growth Combined capital investment of more than $2 billion per year expected through 2022 More customers for existing products and services Consolidated company anticipated to have in excess of 7 million customers Opportunities to move further towards the customer in both our regulated and unregulated footprint (CenterPoint Energy Services, Home Service Plus, Mobile Energy Solutions, Vectren Infrastructure Services, Vectren’s Energy Systems Group) Complementary Capabilities CenterPoint experience with smart meters, intelligent grid, data management and leak detection technologies Vectren experience with energy efficiency and infrastructure services Size and Scale Increases geographic and business diversity Allows operating efficiencies and potentially lower cost of capital Expected to provide for meaningful commercial opportunities and cost savings Combining Vectren and CenterPoint further positions the company as a customer-centric, technology-focused, energy-delivery company

Customer Loyalty Building Blocks Become customers’ trusted energy solutions provider of choice Drive long-term growth in our regulated and non rate-regulated businesses Develop customer-centered products and services Embrace customer behaviors and mindset Deliver best-in-class customer experience Engage customers from an enterprise view Actions Goal

Combined 2020 EPS Potential (in millions, except per share amounts) 2020 CenterPoint Net Income Forecast (High-end of $1.50 - $1.60 2018 guidance basis EPS range with 5 - 7% growth in 2019 and 2020)(1) $764 - $794 Vectren Net Income Forecast (Midpoint of $2.80 - $2.90 2018 guidance basis EPS range with 6 - 8% growth in 2019 and 2020)(2) $266 - $276 Combined Net Income Forecast $1,030 - $1,070 Potential Commercial Opportunities + Cost Savings, After-tax ($50 - $100 million, pre-tax)(3) $39 - $78 Expected Additional Interest Expense, After-tax ($3.5 billion at 4%) ($109) Potential Net Income Total $960 - $1,039 Potential Share Count* (434 million plus 90 - 110 million new shares) 524 - 544 Potential Combined Earnings Per Share $1.76 - $1.98 *Potential share count Includes the entirety of the anticipated equity financing for the acquisition of Vectren shares from the issuance of additional CenterPoint common shares. We anticipate the equity financing will include common shares and/or other equity content securities. CenterPoint does not intend to sell Enable common units as a source of financing for the Vectren acquisition Also includes modest equity requirements post merger for rate base investment. As stated in prior calls, sales of Enable common units could be a source of funds for these equity requirements (1) On a guidance basis and excluding certain one-time costs associated with the Vectren merger in 2018 and 2019 (2) As provided in Vectren’s first quarter 2018 earnings materials on May 2, 2018 (3) Cost savings include both regulated and unregulated cost savings. In years beyond 2020, we anticipate additional commercial opportunities

Expected Financing Plan CenterPoint remains committed to solid investment grade credit quality, targeting BBB or better credit ratings at publicly rated borrowing entities Sources of approximately $6 billion purchase price: $2.5 billion CNP equity(1) Common equity and/or Other equity content securities Incremental debt(2) at CNP CenterPoint Inc. senior notes CenterPoint Inc. commercial paper Cash on hand(3) Financing plan sized to achieve anticipated consolidated adjusted FFO/total debt of 15% or better by 2020 as determined by the rating agencies’ methodology (1) CenterPoint does not intend to sell Enable common units to finance the Vectren merger (2) Does not include assumption of Vectren debt, which is forecasted to be $2.5 billion at December 31,2018 (3) Including expected dividends from CNP Midstream (see slide 18) and other

Credit Outlook

CenterPoint met with all three rating agencies in advance of announcement; they published on April 24, one day after the announcement

- Enhanced business risk profile as determined by rating agencies
  - Constructive regulatory jurisdictions with efficient capital recovery mechanisms in place
  - Expanded regulatory utility footprint with strong long-term growth fundamentals and increased geographic diversity

Current Ratings and Outlook

	Moody's		S&P		Fitch	
Company/Instrument	Rating	Outlook (1)	Rating	CreditWatch (2)	Rating	Outlook (3)
CenterPoint Energy Senior Unsecured Debt	Baa1	Negative	BBB+	Negative	BBB	Stable
Houston Electric Senior Secured Debt	A1	Stable	A	Negative	A+	Stable
CERC Corp. Senior Unsecured Debt	Baa2	Stable	A-	Negative	BBB	Positive

(1) A Moody's rating outlook is an opinion regarding the likely direction of an issuer's rating over the medium term.
(2) An S&P credit watch assesses the potential direction of a short-term or long-term credit rating.
(3) A Fitch rating outlook indicates the direction a rating is likely to move over a one- to two-year period.

17

Planned CERC Reorganization Activities(1) Internal Spin of Midstream Investment out of CERC Objectives Move CERC toward a pure natural gas LDC company; providing better visibility of earnings CNP Midstream spin includes debt with that investment CERC’s pro-forma capital CNP Inc. CERC(2) CNP Midstream Spin of Enable Interest structure would reflect the weighted average capital structure used in rates for its utilities, approximately 52% / 48% equity/debt Intend to complete in 2018 and prior to Vectren merger (1) Subject to continued review and evaluation (2) Forecasted year end 2018 rate base of $3.3 billion; $2.2 billion of long term debt as of March 31, 2018

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren Corporation (“Vectren”), (2) shareholder and regulatory approvals, (3) the completion of the proposed transactions, (4) benefits of the proposed transactions, (5) integration plans and expected synergies, (6) the expected timing of completion of the transactions, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, (14) the diversion of management time and attention on the proposed transactions, (15) the performance of Enable Midstream Partners, LP (“Enable”), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (“NGLs”), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital and (H) the availability and prices of raw materials and services for current and future construction projects; (16) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns, (17) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, (18) future economic conditions in regional and national markets and their effect on sales, prices and costs, (19) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital, (20) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by CenterPoint Energy’s regulated businesses, (21) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy’s rates, (22) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms, (23) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials, (24) actions by credit rating agencies, (25) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation, (26) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates, (27) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change, (28) the impact of unplanned facility outages, (29) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences, (30) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital, (31) CenterPoint Energy’s ability to control operation and maintenance costs, (32) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms, (33) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans, (34) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets, (35) changes in rates of inflation, (36) inability of various counterparties to meet their obligations to CenterPoint Energy, (37) non-payment for CenterPoint Energy’s services due to financial distress of its customers, (38) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges, (39) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey, (40) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable, (41) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans, (42) the expected timing, likelihood and benefits of completion of CenterPoint Energy’s proposed acquisition of Vectren, including the timing, receipt and terms and conditions of any required approvals by Vectren’s shareholders and governmental and regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the proposed transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits, the possibility that long-term financing for the proposed transactions may not be put in place before the closing of the proposed transactions and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, (43) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations, (44) the outcome of litigation, (45) the ability of retail electric providers (“REPs”), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries, (46) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (“NRG”), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations, (47) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, (48) the timing and outcome of any audits, disputes and other proceedings related to taxes, (49) the effective tax rates and (50) the effect of changes in and application of accounting standards and pronouncements.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transactions. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While CenterPoint Energy believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, CenterPoint Energy undertakes no obligation to update or revise any of these forward-looking statements whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES BY CENTERPOINT ENERGY IN PROVIDING GUIDANCE

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and adjustments for impairment charges. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

CenterPoint Energy’s management evaluates CenterPoint Energy’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. CenterPoint Energy’s management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that CenterPoint Energy’s management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the merger of Vectren into CenterPoint Energy. In connection with the proposed transactions, Vectren expects to file a proxy statement, as well as other materials, with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

PARTICIPANTS IN THE SOLICITATION

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transactions.